SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                          OF THE SECURITIES ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 25, 1998


                              M.D.C. Holdings, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



      Delaware                        1-8951                    84-0622967
  -----------------          -----------------------       -------------------
   (State or other           (Commission file number)       (I.R.S. employer
   jurisdiction of                                          identification no.)
   incorporation)

  3600 South Yosemite Street, Suite 900, Denver, Colorado              80237
  -------------------------------------------------------            ---------
          (Address of principal executive offices)                   (Zip code)


       Registrant's telephone number, including area code: (303) 773-1100
     -----------------------------------------------------------------------




                                   Not Applicable
          -------------------------------------------------------------
         (Former name or former address,  if changed since last report.)

ITEM 5.  OTHER EVENTS

         On March 25, 1998, each of Paris G. Reece III, the Company's Senior Vice President, Chief Financial Officer and Principal Accounting Officer
("Reece") and Michael Touff, the Company's Vice President and General Counsel ("Touff") and the Company executed Change in Control Agreements that were effective as of January 26, 1998 (the "Agreements"). The Agreements provide for severance benefits in the case of a "Change in Control Event". A "Change in Control Event" is defined in the Agreements as a "Change in Control" (as defined in the Agreements) followed by a "Material Change", as defined in the Agreements. Copies of Messrs. Reece's and Touff's Agreements are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

         In addition, the Company is providing similar Agreements to certain other employees of the Company. The form of the Agreements for these other employees is attached to this Form 8-K as Exhibit 10.3.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired:

                           Not applicable

         (b)      Pro-forma financial information:

                           Not applicable

         (c)      Exhibits:

                  10.1 Change in Control Agreement between M.D.C. Holdings, Inc. and Paris G. Reece III effective January 26, 1998.

                  10.2 Change in Control Agreement between M.D.C. Holdings, Inc. and Michael Touff effective January 26, 1998.

                  10.3 Form of Change in Control Agreement between M.D.C. Holdings, Inc. and certain employees of the M.D.C. Holdings, Inc.

                                               M.D.C. HOLDINGS, INC.

                                               By:/s/ Paris G. Reece III
                                                  ----------------------------
                                                  Paris G. Reece III
                                                  Senior Vice President and
Dated: March 25, 1998                             Chief Financial Officer